Exhibit 5.2

September 4, 2026 Blue Gold Limited Mourant Governance Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman, KY1-1108 Cayman Islands RE: Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as counsel for Blue Gold Limited, an exempted company incorporated under the law of the Cayman Islands with limited liability (the “Company”), in connection with the registration statement on Form F-3 (File No. 333-298561) (such registration statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, pertaining to the proposed offer and sale pursuant to Rule 415 under the Securities Act from time to time, in one or more offerings, of up to $20,000,000 in the aggregate of the following securities of the Company (the “Securities”), subject to the limitations set forth in Instruction :

●	Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”);

●	preferred shares, par value $0.0001 per share (the “Preferred Shares”);

●	warrants of the Company (the “Warrants”) entitling the holders to purchase Class A Ordinary Shares, Preferred Shares, or other securities of the Company; and

●	units (the “Units”) comprised of any combination of Securities offered in the Registration Statement.

You have provided us with a draft prospectus (the “Base Prospectus”) that is a part of the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

Any Class A Ordinary Shares and any Preferred Shares issuable pursuant to the Registration Statement, the Base Prospectus and any applicable Prospectus Supplements are to be issued under the Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles of Association”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Memorandum and Articles of Association are referred to herein as the “Governing Documents”.

As part of the corporate actions taken and to be taken in connection with issuance of any Warrants to be issued and sold from time to time under the Registration Statement, the Base Prospectus and any applicable Prospectus Supplement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Warrants are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

In our capacity as your counsel in connection with the Registration Statement, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Governing Documents, the Warrant Agreement and the Registration Statement and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws, and in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the opinions set forth herein, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Warrants, and the Warrants shall have been issued and sold in accordance with the terms set forth in the Registration Statement, the Base Prospectus and such Prospectus Supplement; (b) such Warrants, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of issuance of the Warrants, the Company shall validly exist and shall be in good standing under the laws of the Cayman Islands, and the Company shall have the necessary corporate power for such issuance; (d) the Warrants shall have been duly authorized for issuance by the Baord of directors of the Company or otherwise pursuant to the Company’s Governing Documents; (e) certificates representing the Warrants, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Governing Documents, and in the manner contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, against payment therefor in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (f) the Governing Documents shall be in full force and effect and shall not have been amended, restated, supplemented, or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

Upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution, and delivery of a Warrant Agreement relating thereto, (c) the due authorization, execution and delivery of the Warrants issuable thereunder against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) receipt by the Company of the consideration therefor, such Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

Our opinion is limited to the laws of the State of New York and of the United States of America. We express no opinion as to the effect of the law of any other jurisdiction. Insofar as the foregoing opinions involve matters governed by the laws of the Cayman Islands, we have relied with your approval, without independent inquiry or investigation, on the opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel for the Company, delivered to you today. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP